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Exhibit 10.23

         CARDIONET, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

CARDIONET, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

        THIS NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of the 1st day of May, 2006 (the "Effective Date") by and among CARDIONET, INC., a California corporation (the "Company"), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a " Purchaser" and collectively, the "Purchasers").

RECITAL

        WHEREAS, the Company and the Purchasers entered into a Note and Warrant Purchase Agreement dated as of August 15, 2005 (the "Prior Agreement") pursuant to which the Purchasers loaned the Company an aggregate of $3,000,000 against the issuance and delivery by the Company of secured subordinated convertible promissory notes for such amount (the "Prior Notes") and warrants to purchase shares of the Company's Preferred Stock (the "Prior Warrants");

        WHEREAS, the Company and the Purchasers have agreed to amend and restate the Prior Notes (the "Restated Notes") in order to provide that (i) the maturity date of the Restated Notes shall be the first to occur of (A) a Disposition Transaction (as defined in the Restated Notes) or (B) August 15, 2006 and (ii) the indebtedness evidenced by the Restated Notes shall be subordinated to, among other indebtedness described in the Restated Notes, indebtedness to be incurred in the future by the Company to an asset-backed lender in an original principal amount not to exceed $3,000,000; and

        WHEREAS, the Company and the Purchasers have agreed to amend and restate the Prior Warrants (the "Restated Warrants") in order to reference the Restated Note.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

        1.    AMOUNT AND TERMS OF THE LOAN(S); ISSUANCE OF WARRANTS

          1.1    The Loans.    Subject to the terms of this Agreement, each Purchaser agrees that such Purchaser's Prior Note shall be amended and restated at the Closing (as hereinafter defined) into the form of Restated Note in substantially the form attached hereto as Exhibit A with a face amount set forth opposite each such Purchaser's name on the Schedule of Purchasers attached hereto (each, a "Loan Amount" and collectively the "Loan"), which the Company and the Purchasers hereby agree reflects the principal and interest outstanding pursuant to the Prior Notes as of the Closing Date (as hereinafter defined). The Company and the Purchasers each agree that the Restated Notes amend, re-evidence, restate and supersede in full the provisions of, rights granted and covenants made in the Prior Notes.

          1.2    Issuance of Warrants.    At the Closing, the Company shall issue and sell to each Purchaser a Restated Warrant in substantially the form attached hereto as Exhibit B to purchase the number of shares of the Company's Preferred Stock set forth in the Restated Warrant (the "Warrant Shares"). The Company and the Purchasers each agree that, concurrently with the issuance of the Restated Warrants, the Prior Warrants shall be cancelled, and the obligations of the Company described in the Prior Warrants shall terminate and shall cease to exist notwithstanding anything to the contrary set forth in such Prior Warrants or any other agreement relating thereto. At the Closing, the Company shall issue and sell to each Purchaser a new warrant (each, a "New Warrant" and collectively the "New Warrants") in substantially the form attached hereto as Exhibit C to purchase the number of shares of the Company's Preferred Stock set forth in the New Warrant. Collectively, the Restated Warrants and the New Warrants shall be referred to herein as the "Warrants" and the shares issuable upon exercise of the Warrants shall be referred to herein as the "Warrant Shares".

          1.3    Security Interest.    The payment obligations evidenced by the Restated Notes shall be secured by a security interest as described in the Restated Notes and pursuant to an Amended and Restated Security Agreement in the form attached hereto as Exhibit D (the "Security Agreement").

        2.    THE CLOSING.

          2.1    Closing Date.    The closing of the sale and issuance of the Restated Notes and Warrants (the "Closing") shall be held on the Effective Date, or at such other time as the Company and the Purchasers who have loaned to the Company at least 67% of the aggregate Loan Amount (the "Majority Lenders") shall agree (the "Closing Date").

          2.2    Delivery.    At the Closing (i) each Purchaser shall deliver to the Company such Purchaser's Prior Note and Prior Warrant, each of which shall be marked "cancelled"; and (ii) the Company shall issue and deliver to each Purchaser (a) a Restated Note in favor of such Purchaser payable in the principal amount of such Purchaser's Loan Amount and (b) corresponding Warrants to purchase such Purchaser's Warrant Shares.

          2.3    Tax Allocation.    The parties acknowledge and agree that (a) the amount of consideration paid under and in connection with this Agreement by the Purchasers in exchange for the Warrants is de minimis (and the amount of such consideration fairly reflects the fair market value of the Warrants), and (b) there will be no "original issue discount" on the Restated Notes, as determined pursuant to Sections 1271-1275 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, by reason of the Purchasers' acquisition of the Warrants. The parties agree to file all tax returns in a manner consistent with this Section 2.3, and the parties agree not to take any tax position inconsistent with this Section 2.3.

        3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

                The Company hereby represents and warrants to each Purchaser as follows:

          3.1    Organization, Good Standing and Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

          3.2    Corporate Power.    The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and the Security Agreement, to issue each Restated Note, to issue each Warrant (collectively, the "Loan Documents") and to carry out and perform its obligations under the terms of this Agreement, each Restated Note, each Warrant and the Security Agreement. The Company's Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation.

          3.3    Authorization.    All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Security Agreement by the Company and the performance of the Company's obligations hereunder and thereunder, including the issuance and delivery of the Restated Notes and Warrants and the reservation of the equity securities issuable upon conversion of the Restated Notes and exercise of the Warrants (collectively, the "Conversion Shares" and, together with the Restated Notes and Warrants, the "Securities") has been taken or will be taken prior to the issuance of such Conversion Shares. This Agreement, the Restated Notes, the Warrants and the Security Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Shares, when issued in compliance with the provisions of this Agreement and the Restated Notes or the Warrants will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and state securities laws.

          3.4    Governmental Consents.    All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the Security Agreement, the offer, sale or issuance of the Restated Notes, the Warrants and the Conversion Shares issuable upon conversion of the Restated Notes, the exercise of the Warrants or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing.

          3.5    Offering.    Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          3.6    Board and Shareholder Consent.    The Company will have obtained as of the Closing Date approval from its Board of Directors and a sufficient number of the holders of the Company's capital stock such that, as of the Closing Date, the Company could (i) cause its Articles of Incorporation to be amended in order to authorize the Series D-1 Preferred (as defined in the Warrants) and (ii) reserve a sufficient number of shares of Series D-1 Preferred for issuance upon exercise of all Warrants and conversion of all Restated Notes.

        4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.    Each Purchaser, severally and not jointly, makes the following representations and warranties in favor of the Company:

          4.1    Purchase for Own Account.    Each Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

          4.2    Information and Sophistication.    Each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

          4.3    Ability to Bear Economic Risk.    Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

          4.4    Further Limitations on Disposition.    Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

            (a)   There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b)   The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            (c)   Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Purchaser's family member or trust for the benefit of an individual Purchaser; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

          4.5    Accredited Investor Status.    Each Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Act.

        5.    MISCELLANEOUS

          5.1    Binding Agreement.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.2    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

          5.3    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

          5.4    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.5    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 1010 Second Avenue, Suite 700, San Diego, California, 92101, and to a Purchaser at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or a Purchaser may designate by 10 days advance written notice to the other parties hereto.

          5.6    Modification; Waiver.    No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Majority Lenders. Any provision of the Restated Notes may be amended or waived by the written consent of the Company and the Majority Lenders.

          5.7    Expenses.    The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; provided that the Company shall reimburse the reasonable legal fees and expenses of Sanderling Venture Partners incurred with respect to this Agreement and the transactions contemplated herein.

          5.8    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Restated Note or Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

          5.9    Entire Agreement.    This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

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        IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:		PURCHASERS:
CARDIONET, INC.		SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By:	/s/ JAMES M. SWEENEY	By:	Middleton, McNeil & Mills Associates V, LLC
Name:	James M. Sweeney
Title:	Chairman and CEO		By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
		By:	Middleton, McNeil & Mills Associates V, LLC
			By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V LIMITED PARTNERSHIP
		By:	Middleton, McNeil & Mills Associates V, LLC
			By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V BETEILIGUNGS GMBH & CO. KG
		By:	Middleton, McNeil & Mills Associates V, LLC
			By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director

FOUNDATION MEDICAL PARTNERS, L.P., a Delaware limited partnership
By:	Foundation Medical Managers, LLC
By:	/s/ HARRY T. REIN
Name:	Harry T. Rein
Title:	General Partner

H&Q HEALTHCARE INVESTORS, a Massachusetts business trust		H&Q LIFE SCIENCES INVESTORS, a Massachusetts business trust
By:	/s/ DAN OMSTEAD Dan Omstead, President	By:	/s/ DAN OMSTEAD Dan Omstead, President
Limitation of Liability		Limitation of Liability

The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors, must look solely to the trust property for the enforcement of any claims against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.
The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors, must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.

SCHEDULE OF PURCHASERS

NAME AND ADDRESS	LOAN AMOUNT
SANDERLING V LIMITED PARTNERSHIP 2730 Sand Hill Road, Suite 200 Menlo Park, California 94025 Attention: Fred A. Middleton Telephone: (650) 854-9855 Facsimile: (650) 854-3648 E-Mail: Fmiddleton@sanderling.com	$180,448.48
SANDERLING V BETEILINGUNGS GMBH & CO KG 2730 Sand Hill Road, Suite 200 Menlo Park, California 94025 Attention: Fred A. Middleton Telephone: (650) 854-9855 Facsimile: (650) 854-3648 E-Mail: Fmiddleton@sanderling.com	$160,563.93
SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P. 2730 Sand Hill Road, Suite 200 Menlo Park, California 94025 Attention: Fred A. Middleton Telephone: (650) 854-9855 Facsimile: (650) 854-3648 E-Mail: Fmiddleton@sanderling.com	$669,016.44
SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P. 2730 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attention: Fred A. Middleton Telephone: (650) 854-9855 Facsimile: (650) 854-3648 E-Mail: Fmiddleton@sanderling.com	$1,103,505.40
FOUNDATION MEDICAL PARTNERS, L.P. 105 Rowayton Avenue Rowayton, CT 06853 Attention: Jonathan M.D. Cool Telephone: (203) 851-3902 Facsimile: (203) 831-8289	$528,383.56
H&Q HEALTHCARE INVESTORS 30 Rowes Wharf, Suite 430 Boston, MA 02110 Telephone: Facsimile:	$316,964.38
H&Q LIFE SCIENCE INVESTORS 30 Rowes Wharf, Suite 430 Boston, MA 02110 Telephone: Facsimile:	$211,309.59
TOTAL:	$3,170,191.78

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  Exhibit 10.23
CARDIONET, INC. NOTE AND WARRANT PURCHASE AGREEMENT
RECITAL
AGREEMENT
SCHEDULE OF PURCHASERS